UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2014 (the “Closing Date” or the “Closing”), Eco-Shift Power Corp., a Delaware corporation (“we”, “our” or the “Company”), entered into a Share Purchase and Exchange Agreement with and among Sun & Sun Industries, Inc. (“Sun Industries”), and the common stockholders of Sun Industries, Lynda Sun Frederick and Deborah Sun (the “Agreement”). Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding shares of common stock of Sun Industries from the two holders thereof, in exchange for the issuance of 9,850,000 shares of Company common stock and the payment of cash in the aggregate amount of $250,000. All preferred stock and shareholder notes of Sun Industries were cancelled at the Closing. As a result of the transactions contemplated by the Agreement, Sun Industries became a wholly owned subsidiary of the Company. The Company also agreed to grant an aggregate of 1,200,000 shares of common stock of the Company to certain key members of management of Sun Industries promptly following the Closing.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached here to as Exhibit 2.3 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, on October 20, 2014, the Company effectuated a Share Exchange which resulted in Sun Industries becoming our wholly-owned subsidiary.

Sun Industries is an energy management consulting firm that sells and distributes specialty, energy efficient lighting products together with other electrical products to commercial and industrial markets in North America and the Caribbean. Sun Industries is focused on addressing the need for commercial, industrial, institutional and recreational (CIIR) clients to manage their energy costs during this new era of rising energy costs and beyond. The company’s mission is to help their customers achieve energy and environmental footprint reduction targets through the application of cost effective technologies. Sun Industries offers a variety of services to identify and quantify energy savings opportunities, including, but not limited to, the following:

●	Lighting system audits and retrofit recommendations;

●	Lighting design services complete with photometry;

●	Local power authority rebate applications and preapprovals;

●	HVAC system peak load analysis;

●	Power distribution load analysis and retrofit recommendations;

●	IS050001 program development and implementation;

●	Environmental impact analysis of GHG emissions; and

●	Underwriting of complete project costs with financing packages.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant

Pursuant to the Agreement, the Company agreed to indemnify Lynda Sun Frederick, Duncan Frederick and Yung Sun (the “Guarantors”) with respect to personal guarantees granted by them for certain obligations of Sun Industries, including but not limited to certain project-specific bonding requirements, bank loans, credit cards and nod obligations. Such amounts are approximately $1,640,000.

In addition, the Company has agreed to refinance certain obligations of Sun Industries guaranteed by the Guarantors, and failing to do so the Company will release approximately 3,500,000 shares of its common stock currently held in escrow to the Guarantors as additional consideration.

The Company also agreed to use commercially reasonable efforts to provide approximately $800,000 in funding for increased bonding capacity to Sun Industries and/or the Company either through use of proceeds of post-Closing capital raising, or via arrangement with an appropriate specialty funding source.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In conjunction with the aforementioned stock issuances, we are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transactions do not involve a public offering, the investors are “accredited investors” and/or qualified institutional buyers and have access to information about us and its investment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Appointment of Officers and Directors

In connection with the transactions contemplated by the Agreement, and effective October 24, 2014, the Board of Directors of the Company increased the board to three members, effectively filling a vacancy in the board as provided in the Company’s bylaws, and the Board nominated and approved the appointment of Duncan Frederick to serve as a director until the next annual meeting of the Company’s shareholders, or until his successor is elected and qualified.

Mr. Frederick has over 20 years of leadership experience in the energy services field. He is currently the Director of Marketing, Energy Services for Rosendin Electric, the largest employee owned electrical services contactor in North America.

In 2009, Mr Frederick facilitated the merger of privately owned Sun Electric with Rosendin Electric providing the cornerstone for what is now the 3rd largest Solar contracting capacity in North America. From 2009-2012, he was the Director of Solar Operations responsible for business planning, marketing and sales strategies, contract negotiations and development of strategic industry relations for the company’s solar initiative

He now oversees market development for Rosendin International’s ventures in the Caribbean and various Latin American markets in addition to providing strategic planning for Rosendin Electric’s expansion into the energy conservation services developer builder market.

Prior to joining Rosendin Electric in 2009, Mr. Frederick spent 12 years as President and General Manager of various Sun Industries Operating companies including 4 years with Sun Electric L.P. where he was responsible for growing the start-up to one of the largest independent installers of large scale PV systems in the California HUGS (hospital, university, government and schools) market , and 8 years as General Manager of Sun & Sun Industries Inc. where he established the company as the largest independent design build lighting retrofit service provider in the country. He also served as Director of Retail Sales for the Los Angeles Cellular Telephone Company (now AT&T), and began his career in various technical sales, marketing and management positions for SONY Corporation of America.

As a senior executive for development and EPC (Engineering, procurement and Construction) delivery of energy conservation and renewable projects, Mr. Frederick has been involved in demand and supply side energy services project transactions worth over $500 million throughout North America and the Caribbean for public and private sector clients. His expertise focuses on strategy, markets and commercial opportunities for energy conservation and renewable energy supply solutions

He is a graduate of Yale University, holds a California General Contractor’s license and is married with 5 children.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment to provide the required financial statements not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Share Purchase and Exchange Agreement with and among Sun & Sun Industries, Inc. (“Sun Industries”), and the common stockholders of Sun Industries, Lynda Sun Frederick and Deborah Sun.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: October 24, 2014	By:	/s/ James Hughes
	Name:	James Hughes
	Title:	Chief Executive Officer